EXHIBIT 21.1

GLOBAL IMAGING SYSTEMS, INC.
Direct and Indirect Subsidiaries

Name	Additional Name(s) Under Which Subsidiary Does Business	Jurisdiction of Organization
American Photocopy Equipment Company of Pittsburgh	AMCOM Office Systems	Delaware
Pacific Office Solutions, Inc. formally known as ARMDAP, Inc.	Advanced Business Machines	California
Berney, Inc. and its subsidiary:		Alabama
N&L Enterprises, Inc.		Alabama
Capitol Office Solutions, Inc. and its subsidiaries:		Delaware
Capitol Copy Products, Inc.		Delaware
Office Tech Incorporated		New Jersey
Carr Business Systems, Inc. and its subsidiary:	Carr Business Systems Carr-Statewide	New York New Jersey
Advanced Business Automation, Inc.		New York
Column Office Equipment, Inc.		Illinois
Connecticut Business Systems, Inc. and its subsidiary: Salvey Office Systems, Inc.		Connecticut Massachusetts
Conway Office Products, Inc. and its subsidiaries:		New Hampshire
Business Equipment Unlimited		Maine
Cameron Office Products, Inc.		Massachusetts
Eastern Copy Products, Inc. Northeast Copier Systems, Inc.		New York Massachusetts
Copy Service and Supply, Inc. and its subsidiaries: Atlantic Business Systems, Inc. KOSI Office Systems, Inc.		North Carolina South Carolina South Carolina
Distinctive Business Products, Inc.		Illinois
Duplicating Specialties, Inc.	Copytronix	Oregon
Henderson’s Office Systems
Electronic Systems, Inc. and its subsidiaries:		Virginia
Electronic Systems of Richmond, Inc. ecom.division, Inc.		Virginia Virginia
Global Imaging Finance Company		Delaware
Global Imaging Operations, Inc. *		Delaware
Global Operations Texas, L.P.	Dahill Industries	Texas
Lewan & Associates, Inc. and its subsidiaries: Office Solutions, Inc. Arizona Office Equipment & Supply, Inc.		Colorado Colorado Arizona
Quality Business Systems, Inc.		Washington
Southern Business Communications, Inc. and its subsidiaries:		Georgia
AV Presentations, Inc.		Georgia
Brinckmann & Associates, Inc.		Georgia
Centre Business Products, Inc.		Pennsylvania
Daniel Communication, Inc.		Alabama
ProView, Inc.		North Carolina

*
a subsidiary of Global, ARMDAP, Inc., Column Office Equipment, Inc., Office Tech, Inc., Daniel Communications, Inc., Southern Copy Systems, Inc., Distinctive Business Products, Inc., Duplicating Specialties, Inc., Carr Business Machines, Capitol Office Solutions, Inc., Electronic Systems of Richmond, Inc., Electronic Systems, Inc., Lewan & Associates, Inc., Eastern Copy Products, Inc., Business Equipment Unlimited, ProView, Inc., Centre Business Products, Inc., Connecticut Business Systems, Inc., Copy Service & Supply, Inc., American Photocopy Equipment Company of Pittsburgh, Berney, Inc., Conway Office Products Inc., Global Operations Texas, L.P. and Southern Business Communications, Inc.

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